Exhibit 10.1
UDEMY, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of April 28, 2023 (the “Effective Date”) by and between Udemy, Inc., a Delaware corporation with its principal place of business at 600 Harrison Street, Third Floor, San Francisco, CA 94107 (the “Company”), and Llibert Argerich, an individual (“Consultant”) (each, a “Party”).

WHEREAS, Consultant undertook employment with Company on June 16, 2018 and, as of the Effective Date, Company employs Consultant as Senior Vice President, Marketing;

WHEREAS, Consultant signed an At-Will Employment, Confidential Information, Inventions Assignment and Arbitration Agreement on November 25, 2019 (the “CIIAAA”);

WHEREAS, Consultant is transitioning from his role as Senior Vice President, Marketing effective May 31, 2023 (the “Transition Date”); and

WHEREAS, the Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:
1.Retention. Consultant shall continue to perform work for Company as Senior Vice President, Marketing until the Transition Date. Should Consultant’s employment terminate prior to the Transition Date, this Agreement shall terminate immediately.
2.Separation from Employment. In consideration of the mutual promises contained herein, no later than twenty-one (21) days following the Transition Date, Consultant agrees to execute a Confidential Separation Agreement and Release of All Claims in a substantially similar form as Exhibit A (the “Separation Agreement”). Should Consultant fail to timely execute the Separation Agreement, revoke the Separation Agreement, or breach any of the terms of the Separation Agreement, this Agreement shall terminate immediately.
3.Services and Compensation. Consultant shall perform the services described in Exhibit B (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit B for Consultant’s performance of the Services.
4.Confidentiality
(a)Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
(b)Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section shall continue after the termination of this Agreement.
(c)Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
(d)Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
5.Ownership
(a)Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions,

improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.
(b)Pre-Existing Materials. Subject to Section 5(a), Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty- free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.
(c)Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
(d) Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
(e)Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section shall continue after the termination of this Agreement.

(f)Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 5(a), then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
6.Conflicting Obligations. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement. In light of the unique and specialized nature of Consultant’s services, Consultant may not subcontract the performance of any Services without the prior written permission of the Company.
7.Return of Company Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 5(d) and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.
8.Term and Termination.
(a)Term. The term of this Agreement will begin on the Effective Date and will continue until the earlier of (i) December 31, 2023, or (ii) termination as provided in Section 8(b).
(b)Termination. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement, which expressly includes but is not limited to the following provisions: Section 4 (Confidentiality) and Section 11 (Protective Covenants).
(c)Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease, except (i) the Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of this Agreement and (ii) the following sections of this Agreement will survive termination or expiration of this Agreement in accordance with their terms: Section 4 (Confidentiality), Section 5 (Ownership), Section 6 (Conflicting Obligations), Section 7 (Return of Company Materials), Section 8 (Term and Termination), Section 9 (Independent Contractor; Benefits), Section 11 (Protective Covenants), Section 12 (Limitation of Liability), Section 13 (Arbitration and Equitable Relief), and Section 14 (Miscellaneous)

9.Independent Contractor; Benefits
(a)Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company during the period of the consultancy. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
(b)Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits. Nothing in this Section 7(b) shall be construed to deny Consultant any benefits to which he would otherwise remain entitled to as a consequence of his former employment with the Company including, without limitation, Consultant’s equity-based incentive awards, which shall remain outstanding and continue vesting during the term of this Agreement.

10.Indemnification. Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with a determination by a court or agency that the Consultant is not an independent contractor.
11.Protective Covenants
(a)No Soliciting Customers. Consultant agrees that, from the Effective Date through the end of the term of the Consulting Agreement, Consultant will not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time during the two-year period preceding the Separation Date. Consultant acknowledges and agrees that the Customers did not use or inquire of the Company’s services solely as a result of Consultant’s efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers. Consultant further acknowledges and agrees that the identity of the Customers is not readily ascertainable or generally discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.

(b)No Soliciting Employees. Consultant agrees that, from the Effective Date through the end of the term of the Consulting Agreement, Consultant will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will Consultant contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.
(c)No Interference with Business. Consultant agrees that, from the Effective Date through the end of the term of the Consulting Agreement, whether Consultant resigns voluntarily or is terminated by the Company involuntarily, Consultant will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two year period preceding the Separation Date, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall Consultant otherwise knowingly interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.
(d)No Competing. Consultant agrees that, from the Effective Date through the end of the term of the Consulting Agreement, Consultant will not, without the prior written consent of the Company: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); (ii) directly or indirectly own, purchase, or organize; or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work, or consult for or otherwise join, participate in, or affiliate himself with, any business whose business, products, or operations are in any respect involved in the Covered Business. For purposes of this Consulting Agreement, “Covered Business” shall mean any business of the Company or its affiliates as conducted as of the Effective Date or contemplated to be conducted prior to the end of the term of the Consulting Agreement. The foregoing provision shall cover Consultant’s activities in every part of the Territory. For purposes of this Consulting Agreement, “Territory” shall mean (i) all counties in the State of California; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of the Consulting Agreement; and (iii) any other countries from which the Company maintains non-trivial operations or facilities, provided goods or services, had customers, or otherwise conducted business at any time during Consultant’s employment or service with the Company. Should Consultant obtain other employment or perform services for other entities prior to the end of the term of the Consulting Agreement, Consultant agrees to provide written notification to the Company as to the name and address of Consultant’s new employer, the position that Consultant expects to hold, and a general description of Consultant’s duties and responsibilities, at least ten (10) business days prior to starting such employment or service.
12.LIMITATION OF LIABILITY. IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS

AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.
13.Arbitration and Equitable Relief
(a)Arbitration. In consideration of Consultant’s consulting relationship with the Company, its promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of the compensation and other benefits paid to Consultant by Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company or the termination of Consultant’s consulting or other relationship with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the federal arbitration Act and pursuant to the Arbitration provisions set forth in California Code of Civil Procedure Sections 1280 through 1294.2 (the “CCP ACT”) and pursuant to California law. CONSULTANT MAY BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. THE FEDERAL ARBITRATION ACT GOVERNS THIS AGREEMENT AND SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE CCP ACT AND CALIFORNIA LAW. CONSULTANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT TO DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREES TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. Consultant further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant.
(b)Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules- employment-arbitration/. CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A

WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA.
(c)Remedy. EXCEPT AS PROVIDED BY THE CCP ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE CCP ACT AND THIS AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
(d)Availability of Injunctive Relief. IN ACCORDANCE WITH RULE 1281.8 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
(e)Administrative Relief. CONSULTANT UNDERSTANDS THAT EXCEPT AS PERMITTED BY LAW THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING CERTAIN ADMINISTRATIVE CLAIMS WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.
(f)Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND

AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.
14.Miscellaneous
(a)Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.
(b)Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
(c)Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
(d)Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
(e)Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
(f)Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
(g)Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section.
If to the Company, to:
Udemy, Inc.
600 Harrison Street, Third Floor
San Francisco, CA 94107
Attention: General Counsel
If to Consultant, to:
Llibert Argerich
318 Main St., Unit 8e
San Francisco, CA 94105
(h)Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
(i)Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
(j)Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Consultant further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

LLIBERT ARGERICH	UDEMY, INC.

/s/ Llibert Argerich	/s/ Greg Brown

Greg Brown
CEO, Udemy, Inc.

DATE: April 28, 2023	DATE: April 28, 2023

EXHIBIT A
CONFIDENTIAL SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS
This Confidential Separation Agreement and General Release of All Claims (this “Separation Agreement”) is made by and between Udemy, Inc. (the “Company” or “Udemy”) and Llibert Argerich (“Employee”) (collectively referred to as the “Parties” or individually as “Party”).
WHEREAS, Employee signed an At-Will Employment, Confidential Information, Inventions Assignment and Arbitration Agreement on November 25, 2019 (the “CIIAAA”);

WHEREAS, Employee signed a Consulting Agreement (“Consulting Agreement”) on April 28, 2023;

WHEREAS, Employee fully and finally separated from employment with the Company effective May 31, 2023 (“Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Released Parties as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or anticipated separation from the Company to the broadest extent permitted by law from the beginning of time;

NOW, THEREFORE, in consideration of the mutual promises made herein, the sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1.Termination of Employment. Employee agrees that the Termination Date was Employee’s last day of employment with the Company.
2.Consideration. Employee as a consultant subject to the terms of this Separation Agreement and the Consulting Agreement. Should Employee breach any of the terms of this Separation Agreement or the Consulting Agreement, Employer retains the right to terminate the Consulting Agreement effective immediately. Employee acknowledges and agrees that this Consideration constitutes adequate legal consideration, which Employee is not otherwise entitled to by law or contract, in exchange for the promises and representations made by Employee in this Separation Agreement. Employee understands that Employee will receive the consideration provided under this Section if, and only if, Employee signs and returns this Separation Agreement no later than twenty one (21) days following the Termination Date, provided he does not revoke it.
3.No Other Payments Due. Except for any payments owing pursuant to the Consulting Agreement, Employee acknowledges that, as of the date he signs this Separation Agreement, Employee has been paid all wages or other compensation, including, but not limited to accrued, unused vacation benefits, incentives, bonuses, or commissions that Employee has earned or become entitled to during Employee’s employment with the Company. Employee agrees that Employee does not have knowledge of any potential or actual dispute with the Company about any unpaid wages or compensation which Employee believes Employee is entitled to but has not been paid as of the date Employee executes this Separation Agreement. Employee understands and acknowledges that each party shall pay its or his own fees, costs and expenses in connection with preparation of and entry into this Separation Agreement.
4.General Release. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Released Parties”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Released Parties from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, arising from Employee’s employment relationship with the Company and the anticipated separation of that relationship, that Employee may possess against any of the Released Parties arising from any omissions, acts, facts, or damages that have occurred up until and including the date he signs this Separation Agreement, including, without limitation:
a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the separation of that relationship;
b. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
c. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990, as amended; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the Fair Employment and Housing Act; the California Family Rights Act; the California Labor Code (except where prohibited by law); the Fair Pay Act, the San Francisco Health Care Security Ordinance, the San Francisco Paid Sick Leave Ordinance, and the San Francisco Family Friendly Workplace Ordinance;
d. any and all claims for violation of the federal or any state constitution;
e. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
f. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Separation Agreement; and

g. any and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects a complete general release as to the matters released. Except as provided herein, Employee expressly waives Employee’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee’s behalf, related in any way to the matters released.
This release does not extend to any obligations incurred under this Separation Agreement or to (i) the compensation and benefits arising out of the Consulting Agreement; (ii) indemnification rights arising under the Indemnification Agreement between Employee and the Company; or, (iii) that Employee may have solely as a stockholder of the Company. This release does not release claims that cannot be released as a matter of law, including, but not limited to, claims for unemployment insurance benefits, any rights under Division 3, Article 2 of the California Labor Code (which includes California Labor Code Section 2802 regarding indemnity for necessary expenditures or losses by Employee); any other indemnification, defense, or hold-harmless rights Employee may have; any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Separation Agreement; Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.
5.Acknowledgment of Waiver of Claims under ADEA. This Agreement is intended to comply with the Older Workers Benefit Protection Act (“OWBPA”). Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement (but need not use all 21-days); (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

6.California Civil Code Section 1542 Waiver. Employee expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
    In connection with such waiver and relinquishment, Employee hereby acknowledges that Employee may hereafter discover claims or facts in addition to, or different from, those which Employee now knows or believes to exist, but that Employee expressly agrees to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on Employee’s behalf against the Released Parties at the time of execution of this Separation Agreement.
7.Representation Concerning Filing of Legal Actions. Employee represents and warrants that Employee does not presently have on file, and further represents that Employee will not hereafter file, any claims, grievances, actions, appeals or complaints against the Released Parties in or with any state or federal court, board or before any other tribunal or panel of arbitrators, public or private, based upon any actions occurring prior to the date of this Separation Agreement, including but not limited to any claims arising out of the cessation of Employee’s employment with the Company, unless otherwise permitted by law. If such an action or charge has been filed by Employee, or on Employee’s behalf, Employee agrees not to participate in any such proceeding and Employee will use Employee’s best efforts to cause it immediately to be withdrawn and dismissed with prejudice.
    Notwithstanding the foregoing, the Parties agree that nothing in this Separation Agreement shall be construed to interfere with Employee’s right to file a charge, cooperate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), the California Department of Fair Employment and Housing, the National Labor Relations Board, the Department of Labor (including the Occupational Safety and Health Administration), the Securities and Exchange Commission, and/or other federal, state, or local regulatory or law enforcement agency (“Government Agencies”). However, the consideration provided to Employee in this Separation Agreement shall be the sole relief provided to Employee for the claims that are released by Employee herein and Employee will not be entitled to recover and agrees to waive any monetary benefits or recovery against the Company in connection with any such claim, charge or proceeding without regard to who has brought such complaint, claim, or charge, except that nothing in this Separation Agreement shall be interpreted to prohibit or prevent Employee from recovering an award for information provided to any Government Agencies.
8.Ownership of Claims. Employee represents and warrants that Employee is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to in this Separation Agreement. Employee further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which Employee may have against the Released Parties.
9.Non-disparagement. Employee agrees that Employee will not, directly or indirectly, make any voluntary statements, written, oral, or electronic (including, but not limited to, any social media forum whether expressly or anonymously), or cause or encourage others to make any such statements that defame or in any way disparage or defame the personal and/or business reputations, products, practices or conduct of the Released Parties at any time, now or in the future. Employee further agrees to refrain from any tortious interference with the contracts and relationships of any of the Released Parties. Nothing contained in this paragraph, in any way, restricts or impedes Employee from exercising Employee’s rights under Section 7 of the National Labor Relations Act, from testifying truthfully in any legal proceeding, including, but not limited to responding to any inquiries made by the EEOC or any government agency, or from disclosing factual information related to an administrative claim or civil action concerning sexual assault, sexual harassment, workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, or an act of retaliation against a person for reporting or opposing harassment or discrimination. Nothing in this Separation Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Employee understands that the covenant of non-disparagement contained in this Separation Agreement is a material inducement for the Company in making this agreement and that, for the breach thereof, will be considered a material breach of this Separation Agreement.
10.Confidentiality and Return of Company Property. Employee understands and agrees that as a condition of receiving the Severance Payment in Section 2, all Company property must be or must have been returned to the Company on or before the Separation Date. By signing this Separation Agreement, Employee certifies, represents and warrants that Employee has returned to the Company on or before the Separation Date, all Company property, data and information (including any copies) belonging to the Company and agrees that Employee will not retain, use or disclose to others any confidential or proprietary information of the Released Parties. Employee further reaffirms and agrees to observe and abide by the terms of the CIIAAA, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.
Employee understands and agrees that this Separation Agreement and the matters discussed in negotiating the terms of this Separation Agreement, except as set forth in this paragraph or required by law, are entirely confidential. It is therefore expressly understood and agreed by Employee that Employee will not reveal, discuss, publish, or in any way communicate any of the terms of this Separation Agreement, and the matters discussed in negotiating the terms of this Separation Agreement to any person, organization or other entity, except to Employee’s immediate family members and professional representatives, if any, as needed, who shall also be informed of and bound by this confidentiality clause; but in no event should Employee discuss this Separation Agreement or its terms with any current or prospective employee of the Company. Should any of the aforementioned disclose the subject matter of this provision, then Employee will be responsible for their disclosure. Employee represents and warrants that, prior to signing this Separation Agreement, Employee has not made any disclosures that would have been prohibited by this Separation Agreement had they been made after the full execution of this Separation Agreement.
In the event that Employee believes that Employee is legally obligated by statutory or regulatory requirements (including compulsory legal process), to make such disclosures, Employee will contact provide notice in the manner set forth below within 24 hours of receiving notice that Employee is so obligated.
Notwithstanding anything to the contrary in this Separation Agreement, Employee has a limited immunity from liability for confidential disclosure of a trade secret to the government or in a court filing, pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C., which states in relevant part: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made: (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
Employee understands that nothing in this Separation Agreement precludes Employee from disclosing factual information (other than the amount paid in settlement of a claim) related to a claim against Released Parties of sexual assault, sexual harassment, workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, an act of retaliation against a person for reporting or opposing harassment or discrimination that was filed in a civil or administrative action, or other unlawful workplace conduct.
Nothing herein is intended to be or will be construed to prevent, impede, or interfere with Employee’s right to respond accurately to any inquiry, or request for information when required by legal process, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any federal, state, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Employee is not required to contact the Company regarding the subject matter of any such communications before Employee engage in such communications. Employee further understands that nothing in this Separation Agreement waives Employee’s right to testify before an administrative, legislative, or judicial proceeding pursuant to a court order, subpoena, or written request from an administrative agency concerning alleged criminal conduct or alleged sexual harassment on the part of any party to this Separation Agreement, or their agents or employees.
Employee understands that the covenants contained in the confidentiality portion of this paragraph is a material inducement for the Company in making this Separation Agreement and that, for the breach thereof, will be considered a material breach of this Separation Agreement.
11.No Admissions. By entering into this Separation Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The Parties understand and acknowledge that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
12.Full Defense, Breach and Attorney’s Fees. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against any action or suit instituted or attempted by Employee in breach hereof. In the event that any Party to this Separation Agreement asserts a claim for breach of this Separation Agreement, seeks to enforce its terms, or asserts the existence of this Separation Agreement as an affirmative defense, the prevailing Party in any such proceeding shall be entitled to recover costs and reasonable attorney’s fees, to the fullest extent permitted by law. Further, Employee acknowledges and agrees that any material breach of this Separation Agreement shall entitle the Company immediately to cease providing the consideration under this Separation Agreement and to obtain all available damages as provided by law.
13.Cooperation. During Employee’s employment and thereafter, Employee shall cooperate with the Company, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory, or judicial proceeding involving matters that arose during Employee’s employment with the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Employee’s possession during Employee’s employment). Nothing contained in this paragraph is intended to prevent Employee from testifying truthfully in any legal proceeding, including, but not limited to responding to any inquiries made by the EEOC or any government agency. Employee understands that this cooperation contained in this paragraph is a material inducement for the Company in making this Separation Agreement and any breach of this paragraph will be considered a material breach of this Separation Agreement. Employee further agrees that, except as otherwise permitted by law, he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Released Parties, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, also within three (3) business days of its receipt, a copy of such subpoena or other court order. Except as otherwise permitted by law, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Released Parties, Employee shall state no more than that he cannot provide counsel or assistance.
14.Severability. In the event any part or provision of this Separation Agreement, the Agreement and/or CIIAAA is declared or determined by a court or other tribunal of appropriate jurisdiction to be unenforceable, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
15.Applicable Law. This Separation Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of California, without regard to conflict of law principles. The Parties agree that jurisdiction and venue shall lie exclusively within the State of California for any action involving the validity, interpretation or enforcement of this Separation Agreement, for any claim for breach of this Separation Agreement, for damages, and for other relief sought under this Separation Agreement.

16.Successors and Assigns. It is expressly understood and agreed by the Parties that this Separation Agreement and all of its terms shall be binding upon each Parties’ representatives, heirs, executors, administrators, successors and assigns.
17.Entire Agreement; Modification. This Separation Agreement, including Employee’s continuing obligations under the CIIAAA, the Indemnification Agreement between Employee and the Company, the stock option agreements referenced above and the Consulting Agreement incorporated by reference, is intended to be a single, integrated, written contract, expressing the entire agreement between the Parties and supersedes and cancels any and all other and prior agreements, written or oral, between the Parties regarding the subject matter herein. No representations or promises have been made except as expressly set forth in the agreements referenced in this paragraph as an inducement to enter this Separation Agreement, and the Parties have not relied on any representations or promises in entering this Separation Agreement except as expressly set forth. The Parties further understand and agree that this Separation Agreement may be amended only by a written instrument executed by Employee and Company’s Chief Executive Officer.
18.Consultation with Counsel. Employee represents that he has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee further acknowledges that Employee has been given at least five (5) business days to consult an attorney regarding the Separation Agreement. If Employee signs this Separation Agreement prior to the end of the five business day time period, Employee acknowledges that Employee’s decision to accept such shortening of time is knowing and voluntary and was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to Employee.
19.Headings; Drafter. The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof. For purposes of construction of this Separation Agreement, neither party shall be construed to be the drafter and no inferences for or against either party shall be made on that basis.
20.Medicare Affirmation. Employee affirms, covenants, and warrants that Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of payment pursuant to this Separation Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Employee will indemnify, defend, and hold the Released Parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorney’s fees, and Employee further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.
21.Tax Compliance. Notwithstanding any other provision herein: the Parties hereto intend that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the maximum extent permitted, this Agreement shall be interpreted to comply with Section 409A, and the Company and Employee may mutually adopt such amendments to the Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to make any payment hereunder compliant with Section 409A; provided that, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee by Section 409A or damages for failing to comply with Section 409A; whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company; and Employee shall have no right to determine, directly or indirectly, the year of any payment subject to Section 409A.
22.Prospective Employer Inquiries. Employee agrees to direct all prospective employer inquiries to the Company’s Human Resources Department. In response to any such inquiries, the Company shall only provide Employee’s dates of employment and last position held.
23.No Wrongdoing. Employee represents and warrants that prior to signing this Agreement, Employee has not committed any wrongdoing against the Company, and has not breached the CIIAAA or any Company policy or violated any rule of conduct contained in the Company’s Employee Handbook, policies, and/or procedures. Employee understands that the covenant contained in this paragraph is a material inducement for the Company in making this Agreement, and that any breach will be deemed a material breach.  Employee agrees that in the event of any breach of this paragraph, Company will have the right to recoup the full amount of the Severance Payment or rescind the Agreement and any obligations to provide consideration under the Agreement.
24.Arbitration. The parties agree that any and all disputes arising out of the terms of this agreement, their interpretation, and any of the matters herein released, shall be subject to arbitration in San Francisco county, before Judicial Arbitration & Mediation Services (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures (“JAMS Rules”), a copy of which can be obtained at www.jamsadr.com/rules-employment-arbitration. The arbitrator may grant injunctions and other relief in such disputes. The arbitrator shall administer and conduct any arbitration in accordance with California law, including the California code of civil procedure, and the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS rules conflict with California law, California law shall take precedence. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Except for the initial filing fee (which shall not exceed the amount that employee would otherwise pay to initiate a court action), the company shall pay all fees and costs of the arbitration; provided, however, that the arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. Notwithstanding the foregoing, this section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to this agreement and the agreements incorporated herein by reference. Should any part of the arbitration agreement contained in this paragraph conflict with any other arbitration agreement between the Parties, the Parties agree that this arbitration agreement shall govern.
25.Effective Date. Employee understands that this Separation Agreement shall be null and void if not executed by Employee within twenty one (21) days. Employee has seven (7) days after he signs this Agreement to revoke it. Any revocation must be in writing and received by the Company by 5:00 p.m. Pacific Time on the seventh day in order to be effective (“Revocation Period”). This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
26.Counterparts. This Separation Agreement may be executed in separate counterparts and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document. A signature made on a facsimile copy of this Separation Agreement or a signature to this Separation Agreement transmitted by facsimile, scanned .PDF or digital signatures shall have the same effect as an original signature.
27.Notice. All notices required to be provided to the Company for any reason under this Agreement shall be directed to attn: Andrew Massara at legal@udemy.com
Signatures on the following page

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION. THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

DATED:	LLIBERT ARGERICH
DATED:	UDEMY, INC. By: Greg Brown Its: Chief Executive Officer

EXHIBIT B
SERVICES AND COMPENSATION
1.Contact. Consultant’s principal Company contact:
Name: Greg Brown
Title: Chief Executive Officer
Email: greg.brown@udemy.com
    Company anticipates that it will employ a person in the role of Chief Marketing Officer (“CMO”) sometime before or during Consultant’s consultancy. Once the Company employs a CMO, that person will become Consultant’s principal Company contact.
2.Services. On June 1, 2023, the Consultant will begin providing Services which will include, but will not be limited to advice and assistance with the onboarding of, and transition of certain responsibilities to, the CMO, as requested by the principal Company contact identified above. In no event will the amount of Services be greater than ten (10) hours per month.
3.Compensation
The Company will pay Consultant a cash consulting fee of $30,958.33 per month, pro-rated for partial months and payable in arrears within thirty (30) days following the end of each calendar month (“Cash Fees”). The Company will reimburse Consultant’s COBRA premiums during the term of the Consulting Agreement.
Consultant’s equity incentive awards granted pursuant to the Company’s 2010 Equity Incentive Plan and 2021 Equity Incentive Plan will continue to vest during the term of this Agreement and Consultant will continue to be deemed a “Service Provider” under the terms of such Plans. Upon the end of the term of the Consulting Agreement, (i) all unvested Restricted Stock Units shall expire immediately, (ii) the then-vested shares subject to each Stock Option will only be exercisable through the three-month anniversary of the last day of the term of the Consulting Agreement, and (iii) the unvested portion of the Options will immediately terminate and be cancelled.
All benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Consultant for any taxes that may be imposed on Consultant as a result of Section 409A.